INTERNATIONAL MUREX TECHNOLOGIES CORPORATION
          Subsidiaries as of December 31, 1996

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                                                       Jurisdiction of
               Name                                    Incorporation
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          SUBSIDIARIES OF INTERNATIONAL MUREX TECHNOLOGIES CORPORATION


          IMTC Holdings (U.K.)                         United Kingdom

          Specialist Diagnostics Limited               United Kingdom

          Murex Biotech Limited                        United Kingdom

          Murex Diagnostics Corporation                Barbados

          Murex Diagnostics International, Inc.        Barbados

          Murex Diagnosticos Ltda.                     Brazil

          IMTC Holdings Corporation (L) Limited        Malaysia

          IMTC Holdings BV                             Netherlands

          Murex Diagnostics Benelux BV                 Netherlands

          Murex Diagnostici, S.p.A.                    Italy

          Murex Diagnostics France, S.A.               France

          Murex Diagnosticos, S.A.                     Spain

          Murex Diagnostica GmbH                       Germany

          Murex Diagnostics A/S                        Denmark

          Murex Diagnostics, Spol. s r. o              Czech Republic

          IMTC Holdings, Inc.                          United States

          Murex Diagnostics, Inc.                      United States

          IMTC Technologies, Inc.                      United States

          Murex Medical Research Limited               Isle of Man

          Technology Licence Company Limited           Isle of Man

          Murex Diagnostics Australia Pty Ltd.         Australia

          Murex Diagnostics Private Limited            Singapore